UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NATIONAL CITY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	34-1111088 (I.R.S. Employer Identification No.)

1900 East Ninth Street Cleveland, Ohio 44114 (Address Of Principal Executive Offices)

Name of Each Exchange on Which
Title Of Each Class to be so registered	each class is to be Registered:
Depositary Shares, Each Representing 1/4,000th Interest in a Share of 9.875% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series F	New York Stock Exchange, Inc.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
Securities Act registration statement file number to which this form relates: Registration No. 333-148679
Securities to be registered pursuant to Section 12(g) of the Act: None
* Not for trading, but only in connection with the registration of the Enhanced Trust Preferred Securities

Item 1.	Description of Registrant’s Securities to be Registered.
     The description of the 9.875% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series F, without par value and $100,000 liquidation preference per share (the “Series F Preferred Stock”), of National City Corporation (“National City”) and the description of National City’s Depositary Shares, each representing a 1/4,000th ownership interest in a share of the Series F Preferred Stock, each to be registered hereunder, is contained in the sections captioned “Description of the Preferred Stock” and “Description of the Depositary Shares” in the Prospectus Supplement, dated January 24, 2008, as filed with the Securities and Exchange Commission (the “Commission”) on January 28, 2008 pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, to the prospectus included in the Registration Statement on Form S-3 (No. 333-148769) of National City, as filed with the Commission on January 22, 2008. Such sections are incorporated herein by reference.
     If any additional securities registered hereby are issued, a prospectus supplement relating to such securities will be filed with the Commission and will be incorporated herein by reference.

Item 2.	Exhibits.
     The following exhibits are filed as part of this registration statement on Form 8-A.

3.1	Amended and Restated Certificate of Incorporation of National City Corporation dated May 7, 1984 (as amended through April 13, 1999) (filed as Exhibit 3.2 to National City Corporation’s Quarterly Report on Form 10-Q for the quarter and nine months ended September 30, 2000, and incorporated herein by reference).

3.2	National City’s First Restatement of By-Laws adopted April 27, 1987 (as amended through October 22, 2007) (filed as Exhibit 3(ii) to National City Corporation’s Current Report on Form 8-K, filed with the Commission on October 26, 2007 and incorporated herein by reference).

4.1	Certificate of Designations of Non-Cumulative Perpetual Preferred Stock, Series F, filed herewith.

4.2	Deposit Agreement, dated as of January 30, 2008, by and among National City Corporation, Wilmington Trust Company, National City Bank as transfer agent and registrar and all holders from time to time of Receipts issued pursuant thereto filed herewith.

4.3	Form of certificate representing the Series F Preferred Stock filed herewith.

4.4	Form of Depositary Receipt, included in Exhibit 4.2 hereto.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Date: January 30, 2008	NATIONAL CITY CORPORATION
	By:	/s/ Thomas A. Richlovsky
		Name:	Thomas A. Richlovsky
		Title:	Senior Vice President and Treasurer

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